                                                                      Exhibit 12

                      Ratio of Earnings to Fixed Charges
     and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                             (Dollars in millions)

                                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                                         --------------------------------------------
                                                           MAY 31,    MAY 31,      MAY 31,    MAY 31,
                                                            1998       1997         1998       1997
                                                         ---------   --------      -------     ------

RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
  Income before income taxes                                $1,400     $  883       $2,533     $1,811
  Add:  Fixed charges, net                                   3,579      2,505        6,748      5,238
                                                         ---------   --------      -------     ------
    Income before income taxes and
      fixed charges, net                                    $4,979     $3,388       $9,281     $7,049
                                                         =========   ========      =======     ======

Fixed charges:
  Total interest expense                                    $3,554     $2,478       $6,699     $5,187
  Interest factor in rents                                      25         27           49         51
                                                         ---------   --------      -------     ------

    Total fixed charges                                     $3,579     $2,505       $6,748     $5,238
                                                         =========   ========      =======     ======

Ratio of earnings to fixed charges                             1.4        1.4          1.4        1.3

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                                $1,400     $  883       $2,533     $1,811
  Add:  Fixed charges, net                                   3,579      2,505        6,748      5,238
                                                         ---------   --------      -------     ------
    Income before income taxes and
      fixed charges, net                                    $4,979     $3,388       $9,281     $7,049
                                                         =========   ========      =======     ======

Fixed charges:
  Total interest expense                                    $3,554     $2,478       $6,699     $5,187
  Interest factor in rents                                      25         27           49         51
  Preferred stock dividends                                     24         29           48         60
                                                         ---------   --------      -------     ------

    Total fixed charges and preferred
      stock dividends                                       $3,603     $2,534       $6,796     $5,298
                                                         =========   ========      =======     ======

Ratio of earnings to fixed charges and
  preferred stock dividends                                    1.4        1.3          1.4        1.3



                                                                    FISCAL YEAR
                                                         -----------------------------------

                                                             1997       1996          1995
                                                         -----------------------------------

RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
  Income before income taxes                                $ 4,274    $ 3,117       $ 2,292
  Add:  Fixed charges, net                                   10,898      9,026         8,285
                                                         ----------   --------     ---------
    Income before income taxes and
      fixed charges, net                                    $15,172    $12,143       $10,577
                                                         ==========   ========     =========

Fixed charges:
  Total interest expense                                    $10,806    $ 8,934       $ 8,190
  Interest factor in rents                                       92         92            95
                                                         ----------   --------     ---------

    Total fixed charges                                     $10,898    $ 9,026       $ 8,285
                                                         ==========   ========     =========

Ratio of earnings to fixed charges                              1.4        1.3           1.3

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
  Income before income taxes                                $ 4,274    $ 3,117       $ 2,292
  Add:  Fixed charges, net                                   10,898      9,026         8,285
                                                         ----------   --------     ---------
    Income before income taxes and
      fixed charges, net                                    $15,172    $12,143       $10,577
                                                         ==========   ========     =========

Fixed charges:
  Total interest expense                                    $10,806    $ 8,934       $ 8,190
  Interest factor in rents                                       92         92            95
  Preferred stock dividends                                     110        101            95
                                                         ----------   --------     ---------

    Total fixed charges and preferred
      stock dividends                                       $11,008    $ 9,127       $ 8,380
                                                         ==========   ========     =========

Ratio of earnings to fixed charges and
  preferred stock dividends                                     1.4        1.3           1.3


"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.